As filed with the Securities and Exchange Commission on August 4, 2009

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	73-1356520
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
5330 East 31st Street Tulsa, Oklahoma 74135 (918) 660-7700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Scott L. Thompson President and Chief Executive Officer Dollar Thrifty Automotive Group, Inc. 5330 East 31st Street Tulsa, Oklahoma 74135 (918) 660-7700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
With copy to: Janet L. Fisher, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

_________________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_______

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]______

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [	]	Accelerated filer [ X ]
Non-accelerated filer [	] (Do not check if a smaller reporting company)	Smaller reporting company [	]

___________________________

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount	Offering Price	Aggregate	Amount of
Securities to be Registered	to be Registered (1)	per Unit (1)	Offering Price (1)	Registration Fee (2)
Common Stock, par value $.01 per share (3)
Preferred Stock, par value $.01 per share (3)
Debt Securities (4)
Total (5)			$500,000,000 (6)	$27,900.00

(1)

The amount to be registered, proposed maximum offering price per unit and proposed maximum aggregate offering price for each class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act and Rule 457(o) under the Securities Act.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.
(3)

Subject to note 6 below, there is being registered hereunder an indeterminate number of shares of common stock and preferred stock of the registrant as may be sold from time to time by the registrant. Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of conversion, stock splits, stock dividends or similar transactions.

(4)	Subject to note 6 below, there is being registered hereunder an indeterminate principal amount of debt securities of the registrant as may be sold from time to time by the registrant.
(5)	The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.
(6)

In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000, excluding accrued interest, if any, on any debt securities issued under this registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED AUGUST 4, 2009

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

___________________

We may from time to time offer to sell shares of our common stock, par value $.01 per share, shares of our preferred stock, par value $.01 per share, or debt securities, separately or together, in one or more offerings up to $500,000,000. This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “DTG.” On July 31, 2009, the last reported sale price of the shares of our common stock on the New York Stock Exchange was $16.55 per share.

___________________

Investing in our common stock involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” beginning on page 1 of this prospectus, our reports filed with the Securities and Exchange Commission and in the applicable prospectus supplement.

___________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________

The date of this prospectus is                   , 2009

TABLE OF CONTENTS

                                                                                                                                          Page

About this Prospectus	ii
Cautionary Statement Concerning Forward-Looking Statements	iii
The Company	1
Risk Factors	1
Ratio of Earnings to Fixed Charges	2
Use of Proceeds	2
Description of Capital Stock	3
Description of Debt Securities	6
Plan of Distribution	9
Legal Matters	10
Experts	10
Where You Can Find More Information	11
Incorporation of Certain Documents by Reference	12

___________________

We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may offer the securities described in this prospectus from time to time in one or more offerings, up to a maximum aggregate offering price of $500,000,000. The types of securities that we may offer to sell from time to time pursuant to this prospectus are shares of common stock, shares of preferred stock and debt securities.

This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;
•	the initial public offering price of the securities;
•	the names of any underwriters or agents to or through which we will sell the securities;
•	any compensation of those underwriters or agents; and
•	information about any securities exchanges or automated quotations systems on which the securities will be listed or traded.

In addition, a prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

References in this prospectus to the “Company,” “we,” “us” or “our” refer to Dollar Thrifty Automotive Group, Inc. and its subsidiaries, unless the context otherwise requires. Dollar Rent A Car, Inc., the Dollar brand and DTG Operations, Inc. operating under the Dollar brand are individually and collectively referred to hereafter as “Dollar.” Thrifty, Inc., Thrifty Rent-A-Car System, Inc., Thrifty Car Sales Inc., the Thrifty brand and DTG Operations operating under the Thrifty brand are individually and collectively referred to hereafter as “Thrifty.”

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in the light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008.

These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee future performance and the Company assumes no obligation to update them. Risks and uncertainties that could materially affect future results include:

•

the impact of persistent pricing and demand pressures, particularly in light of the continuing volatility in the global financial markets, constrained credit markets and concerns about global economic prospects, which have continued to depress consumer confidence and spending levels and could affect the ability of our customers to meet their payment obligations to us;

•

whether efforts to stabilize and revitalize the U.S. automotive industry are successful and the impact of further federal initiatives to support the U.S. automotive industry, including the potential adverse impact on residual values of vehicles in our fleet of the recently enacted program to promote the replacement of high fuel consumption vehicles with more fuel efficient vehicles;

•	the impact of pricing and other actions by competitors, particularly if demand deteriorates further;
•	airline travel patterns, including further disruptions or reductions in air travel resulting from airline bankruptcies, industry consolidation, capacity reductions and pricing actions;
•	the cost and other terms of acquiring and disposing of automobiles, and whether improved conditions in the used car market will be sustained;
•

our ability to defer gain on the disposition of our vehicles under our like-kind exchange program, which will be affected by the recent significant downsizing of our fleet, and the level of increased cash payments for federal and state income taxes we may be required to make if we are unable to defer such gain;

•

our ability to manage our fleet mix to match demand and reduce vehicle depreciation costs, particularly as we increase the level of Non-Program Vehicles (those without a guaranteed residual value) and our exposure to the used car market;

•	the impact of our strategy to increase holding periods for vehicles in our fleet, including potential adverse customer perceptions of the quality of our fleet and increased servicing costs;
•	volatility in gasoline prices;
•	our ability to obtain cost-effective financing as needed without unduly restricting operational flexibility, particularly if global economic conditions deteriorate further;

•	our ability to comply with financial covenants or to obtain necessary amendments or waivers, and the impact of the terms of those amendments, such as potential reductions in lender commitments;
•

our ability to manage the consequences under our financing agreements of an event of bankruptcy with respect to any of the monoline insurers that provide credit support for $1.5 billion of debt under our asset backed financing structures;

•	whether counterparties under our derivative instruments will continue to perform as required;
•	whether ongoing governmental and regulatory initiatives in the United States and elsewhere to stabilize the financial markets will be successful;
•	the effectiveness of other actions we take to manage costs and liquidity and whether further reductions in the scope of our operations will be necessary;
•	disruptions in information and communication systems we rely on, including those relating to methods of payment;
•	access to reservation distribution channels;
•	the cost of regulatory compliance and the outcome of pending litigation;
•	local market conditions where we and our franchisees do business, including whether franchisees will continue to have access to capital as needed; and
•	the impact of natural catastrophes and terrorism.

THE COMPANY

Dollar Thrifty Automotive Group, Inc. is a Fortune 1000 company headquartered in Tulsa, Oklahoma. The Company has two value rental car brands, Dollar and Thrifty, with a strategy to operate company-owned stores in the top 75 airport markets and in key leisure destinations in the United States. The Dollar and Thrifty brands represent a value-priced rental vehicle generally appealing to leisure customers, including foreign tourists, and to small businesses, government business and independent business travelers. The Company also offers franchise opportunities in smaller markets in the United States and Canada and in all international markets so that franchisees can operate under the Dollar or Thrifty trademarks or dual franchise and operate both brands in one market. Dollar and Thrifty and their respective independent franchisees operate the Dollar and Thrifty vehicle rental systems.

In the United States, Dollar’s main focus is operating company-owned stores located in major airports, and it derives substantial revenues from leisure and tour package rentals. Thrifty focuses on serving both the airport and local markets operating through a network of company-owned stores and franchisees. Dollar and Thrifty currently derive the majority of their U.S. revenues from providing rental vehicles and services directly to rental customers. As of December 31, 2008, Dollar and Thrifty had 741 locations in the United States and Canada of which 400 were company-owned stores and 341 were locations operated by franchisees. In the United States, the Dollar and Thrifty brands remain separate, but operate under a single management structure and share vehicles, back-office employees and facilities, where possible. The Company also operates company-owned stores in seven of the eight largest airport markets in Canada. In Canada, the company-owned stores are primarily co-branded.

We are a Delaware corporation headquartered in Tulsa, Oklahoma. Our principal executive offices are located at 5530 East 31st Street, Tulsa, Oklahoma 74135 and our telephone number is (918) 660-7700. Our website is www.dtag.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. You should carefully consider the risk factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” provided at the beginning of this prospectus, the risks described under “Risk Factors” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q and any applicable prospectus supplement, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks or other factors, and you may lose all or part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the six months ended June 30, 2009 and each of the five years in the period ended December 31, 2008 is set forth below. For the purpose of computing these ratios, “earnings” consists of income before provision for income taxes and cumulative effect of a change in accounting principles, plus fixed charges (excluding capitalized interest). “Fixed charges” consists of interest expense (which includes amortization of debt issue costs), capitalized interest and one-third of rental expense, which we believe to be a reasonable estimate of an interest factor in our leases.

		Year ended
	Six Months ended June 30, 2009	December 31, 2008 (a)	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004
Ratio of Earnings to Fixed Charges ___________________________	1.1	(1.7) (b)	1.1	1.5	1.9	1.8

(a)

The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2008. To achieve a ratio of earnings to fixed charges of 1:1, we would have had to have generated an additional $457.3 million of earnings.

(b)	The ratio of earnings to fixed charges was negatively impacted by a $350.2 million impairment charge related to goodwill and long-lived assets that reduced income (loss) before income taxes.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the shares of our common stock and preferred stock that we may offer and sell from time to time. The following summary description of our capital stock and certain significant provisions of the Company’s Certificate of Incorporation, the Fourth Amended and Restated By-Laws (the “By-Laws”) and any reference to Delaware law are not complete and are subject to, and qualified in their entirety by reference to, the Company’s Certificate of Incorporation and its By-Laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the Delaware General Corporation Law. The particular terms of any security will be described in the applicable prospectus supplement.

Common Stock

The Company’s Certificate of Incorporation authorizes the issue of an aggregate of 50,000,000 shares of common stock, par value $.01 per share. Of those 50,000,000 authorized shares of common stock, we had 28,153,843 shares issued, of which 21,738,937 were outstanding as of July 31, 2009. Shares of our common stock are listed on the New York Stock Exchange under the symbol “DTG.”

Voting Rights

The holders of shares of our common stock have one vote per share. Holders are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding shares of preferred stock. Except as otherwise provided by law, amendments to the Company’s Certificate of Incorporation must be approved by a majority of the voting power of the common stock.

Dividends

Holders of shares of our common stock will share ratably in any dividend declared by the Board of Directors of the Company (the “Board”), subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights

In the event of any merger or consolidation of the Company with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of common stock will be entitled to receive the same kind and amount, on a per share of common stock basis, of such shares of stock and other securities and property (including cash).

On liquidation, dissolution or winding up of the Company, all holders of shares of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.

Preferred Stock

The Company’s Certificate of Incorporation authorizes the issue of 10,000,000 shares of preferred stock, par value $.01 per share. Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. As of the date hereof, there are no shares of preferred stock outstanding.

The Board is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations or restrictions thereof, applicable to the shares of each series of preferred stock. The Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of shares of common stock and could have certain anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which apply so long as the shares of our common stock remain listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital (which may be used to repay outstanding indebtedness) or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved shares of common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

The Company is subject to Section 203 of the Delaware General Corporation Law, which prohibits a publicly held Delaware corporation from consummating a “business combination,” except under certain circumstances, with an “interested stockholder” for a period of three years after the date such person became an “interested stockholder” unless (i) before such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination; (ii) upon consummation of the transaction that resulted in the interested stockholder’s becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and certain shares held by employee stock plans); or (iii) following the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder. The term “interested stockholder” generally is defined as a person who, together with affiliates and associates, owns (or, within the prior three years, owned) 15% or more of a corporation’s outstanding voting stock. The term “business combination” includes mergers, asset sales and certain other transactions resulting in a financial benefit to an interested stockholder.

Certain Provisions of the Company’s By-Laws

The Company’s By-Laws provide that special meetings of the stockholders may be called only by the Board and the Chairman of the Board. The By-Laws also provide for an advance notice procedure for the nomination, other than by or at the direction of the Board, of candidates for election as directors at annual meetings of stockholders or a special meeting of the stockholders (where the Board has determined that directors are to be elected at such special meeting) as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of stockholder nomination or proposal (i) must be received in writing by the Company not less than 90 nor more than 120 days prior to the meeting of the stockholders; provided, however, that in the event less than 100 days’ notice or prior public disclosure of the date of such meeting is given or made, such notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and (ii) must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal, including direct or indirect beneficial ownership of certain equity derivative instruments and any material arrangements or relationships with the proposed nominee (including their respective affiliates).

These provisions would make it more difficult for a third party to gain control of the Company. The By-Laws also provide that any action which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents approving the action are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders.

Certain Provisions of the Company’s Senior Secured Credit Facilities

In addition, certain events regarding a change of control of the Company will constitute an event of default under provisions of the Company’s senior secured credit facilities. These provisions may make the acquisition of the Company more difficult.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be convertible or non-convertible, in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939, as amended. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are convertible into other securities;
•	whether the debt securities are senior or subordinated debt securities;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	the interest rate(s) or the method for determining the interest rate(s);
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	the maturity date;
•	redemption or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to security and release of the guarantees), if any;
•	any restriction or condition on the transferability of the debt securities;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the extent to which a secondary market for the securities is expected to develop;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and
•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discount or concession allowed or re-allowed or paid to dealers.

We may sell the offered securities through agents designated by us. Unless indicated in the applicable prospectus supplement, any agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

We may enter into derivative transactions with third parties, or sell any securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of the securities, and may use the securities received from us in settlement of those derivatives to close out any related open borrowings of the securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to close out short positions or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the validity of the securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our New York counsel.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Dollar Thrifty Automotive Group, Inc.’s annual report on Form 10-K, and the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009 and March 31, 2008, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their report included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2009 and incorporated by reference in this prospectus, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because this report is not a “report” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

We have filed a registration statement with the SEC on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our Company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

You may read and copy the registration statement, including the exhibits thereto, and any periodic reports and other information referred to above on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov and may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition.

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 3, 2009;
•	Our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the SEC on May 6, 2009;
•

Our current reports on Form 8-K filed with the SEC on January 27, 2009, February 10, 2009, February 13, 2009, February 25, 2009, March 23, 2009, April 20, 2009, May 20, 2009, June 8, 2009, and June 30, 2009; and

•

Our registration statement on Form 8-A filed with the SEC on November 24, 1997, describing our common stock, and any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents include our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K (other than current reports furnished on Form 8-K pursuant to Item 2.02 or 7.01 of Form 8-K) that are identified in those forms as being incorporated into this prospectus and that are filed after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus.

You may obtain copies of any of these filings through the Company as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Dollar Thrifty Automotive Group, Inc.

5530 East 31st Street

Tulsa, Oklahoma 74135

Attention: Investor Relations

Telephone: (918) 660-7700

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth approximate amounts of the fees and expenses payable by the registrant in connection with the distribution of the securities being registered. In addition to these fees and expenses, the registrant will pay the SEC registration fees on the securities that are offered at rates prevailing at the time of offering:

Amount to be paid
SEC registration fee	$ 27,900
Accounting fees and expenses	$ 75,000
Legal fees and expenses	$ 350,000
Printing and engraving expenses	$ 25,000
Trustee’s and transfer agent’s fees and expenses	$ 25,000
Blue Sky and investment eligibility expenses	$ 35,000
Miscellaneous	$ 50,000
Total	$ 587,900

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the registrant. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Certificate of Incorporation provides that the registrant shall indemnify its directors and officers and has the right to indemnify its employees and other agents, to the fullest extent provided by Delaware law, against certain liabilities that may arise by reason of their status or service as directors, officers, employees or agents of the registrant or of another entity at the request of the registrant (other than liabilities arising from actions not taken in good faith or conduct that the person had reasonable cause to believe was unlawful) and that the registrant shall advance expenses incurred by indemnified individuals as a result of any proceeding against them as to which they are entitled to be indemnified. The registrant has entered into indemnification agreements with certain of its executive officers that provide for indemnification by the registrant of such executive officers to the fullest extent permitted by its Certificate of Incorporation (including payment of expenses in advance of final disposition of a proceeding).

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s Certificate of Incorporation provides that directors of the registrant will not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law.

The registrant maintains standard policies of insurance under which coverage is provided (a) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors or officers of the registrant, and (b) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s Certificate of Incorporation or otherwise as a matter of law. Pursuant to the indemnification agreements referred to above, the registrant has agreed to provide certain executive officers with directors and officers insurance coverage both during and, with regard to matters occurring during their employment, after the termination of their employment. The registrant also has directors’ and officers’ insurance against certain liabilities.

Item 16.	Exhibits.

Exhibit	Description
1	Form of Underwriting Agreement (filed herewith)
3.1	Certificate of Incorporation of Dollar Thrifty Automotive Group, Inc. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1, as amended (File No. 333-39661))
3.2

Fourth Amended and Restated By-Laws of Dollar Thrifty Automotive Group, Inc., adopted effective as of December 9, 2008 (incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K, filed on December 15, 2008)

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1, as amended (File No. 333-39661))
4.2	Form of Certificate of Preferred Stock and Form of Certificate of Designations*
4.3	Form of Indenture (filed herewith)
4.4	Form of Debt Security (included in Exhibit 4.3 hereto)
5	Opinion of Cleary Gottlieb Steen & Hamilton LLP, our New York counsel, as to the validity of the securities being registered (filed herewith)
12	Statement of Computation of Ratio of Earnings to Fixed Charges (filed herewith)
15	Letter from Deloitte & Touche LLP regarding interim financial information (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP, our New York counsel (included in the opinion filed as Exhibit 5 hereto)
24	Power of Attorney (included in the signature page of this registration statement)
25	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939**

* To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

** To be filed.

Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)         to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)        to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)       to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)       Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)         Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on August 4, 2009.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

By:	/s/ SCOTT L. THOMPSON

Scott L. Thompson

President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Dollar Thrifty Automotive Group, Inc., hereby severally and individually constitute and appoint Scott L. Thompson, H. Clifford Buster III, and Vicki J. Vaniman and each of them, the true and lawful attorneys-in-fact and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) (i) any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents or instruments necessary or advisable in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act of 1933, with the Securities and Exchange Commission, each of said attorneys-in-fact and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in and about the premises, as fully to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys-in-fact and agents or each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ SCOTT L. THOMPSON Scott L. Thompson	Chief Executive Officer, President and Director (Principal Executive Officer)	August 4, 2009
/s/ H. CLIFFORD BUSTER III H. Clifford Buster III	Chief Financial Officer, Senior Executive Vice President (Principal Financial Officer)	August 4, 2009
/s/ KIMBERLY D. PAUL Kimberly D. Paul	Chief Accounting Officer, Vice President (Principal Accounting Officer)	August 4, 2009
/s/ THOMAS P. CAPO Thomas P. Capo	Director and Chairman of the Board	August 4, 2009
/s/ MARYANN N. KELLER Maryann N. Keller	Director	August 4, 2009

/s/ EDWARD C. LUMLEY Edward C. Lumley	Director	August 4, 2009
/s/ RICHARD W. NEU Richard W. Neu	Director	August 4, 2009
/s/ JOHN C. POPE John C. Pope	Director	August 4, 2009

Exhibit Index

Exhibit	Description
1	Form of Underwriting Agreement (filed herewith)
3.1	Certificate of Incorporation of Dollar Thrifty Automotive Group, Inc. (incorporated by reference to Exhibit 3.1 of our Registration Statement on Form S-1, as amended (File No. 333-39661))
3.2

Fourth Amended and Restated By-Laws of Dollar Thrifty Automotive Group, Inc., adopted effective as of December 9, 2008 (incorporated by reference to Exhibit 3.2 of our Current Report on Form 8-K, filed on December 15, 2008)

4.1	Form of Certificate of Common Stock (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form S-1, as amended (File No. 333-39661))
4.2	Form of Certificate of Preferred Stock and Form of Certificate of Designations*
4.3	Form of Indenture (filed herewith)
4.4	Form of Debt Security (included in Exhibit 4.3 hereto)
5	Opinion of Cleary Gottlieb Steen & Hamilton LLP, our New York counsel, as to the validity of the securities being registered (filed herewith)
12	Statement of Computation of Ratio of Earnings to Fixed Charges (filed herewith)
15	Letter from Deloitte & Touche LLP regarding interim financial information (filed herewith)
23.1	Consent of Deloitte & Touche LLP (filed herewith)
23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP, our New York counsel (included in the opinion filed as Exhibit 5 hereto)
24	Power of Attorney (included in the signature page of this registration statement)
25	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939**

* To be filed, if necessary, by a post-effective amendment to the registration statement or as an exhibit to a document incorporated by reference herein.

** To be filed.